UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

ORDER TO CEASE AND DESIST

WHEREAS, WaterStone Financial Inc., Wauwatosa, Wisconsin, OTS Docket No. H4398 (Mid-Tier Holding Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist (Stipulation); and
WHEREAS, the Mid-Tier Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and
WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1.The Mid-Tier Holding Company shall cease and desist from engaging in unsafe or

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unsound practices that resulted in it operating with insufficient earnings and an inadequate level of capital for its risk profile.
Capital Plan.

2.	(a)
No later than December 31, 2009, the Board shall develop and submit to the Regional Director for review and comment, a written two-year capital enhancement plan (Capital Plan), which shall take into consideration the requirements contained within this Order, and the comments contained within the OTS Report of Examination dated August 10, 2009 (ROE) of the enterprise consisting of the Mid-Tier Holding Company and its parent company, Lamplighter Financial, MHC, Wauwatosa, Wisconsin, OTS Docket No. H439. At a minimum, the Capital Plan shall include:

(i)	the establishment of capital targets that are commensurate with the Mid-Tier Holding Company's consolidated risk profile;
(ii)	specific strategies, such as stock issuances or merger plans, and timelines for increasing and maintaining consolidated capital of the Mid-Tier Holding Company to Board established targets;
(iii)
detailed plans to meet and maintain at the Mid-Tier Holding Company's wholly-owned savings association subsidiary,

WaterStone Bank, SSB, Wauwatosa, Wisconsin: (A) Tier 1 Capital Ratio equal to or greater than eight and one-half percent (8.5%); and (B) Total Risk-Based Capital Ratio equal to or greater than twelve percent (12%); and

(iv)
detailed quarterly pro forma consolidated and unconsolidated Mid-Tier Holding Company balance sheets and income statements for a rolling two-year period beginning with the quarter ending December 31, 2009: and

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       (v)            detailed descriptions of all relevant assumptions and projections and supporting documentation for the assumptions and projections.
(b) Within thirty (30) days after receiving any written comments from the Regional Director, the Board shall revise and adopt the Capital Plan based on such comments.  The Mid-Tier Holding Company shall implement and adhere to the Capital Plan. A copy of the Capital Plan shall be provided to the Regional Director within five (5) days after the Board approval.

(c) Once the Capital Plan is implemented, the Mid-Tier Holding Company shall operate within the parameters of its Capital Plan. Any proposed material deviations from or changes to the Capital Plan shall be submitted for the prior, written non-objection of the Regional Director. Requests for any material deviations or changes must be submitted at least sixty (60) days before a proposed change is implemented.

(d) The Mid-Tier Holding Company shall notify the Regional Director regarding any material event adversely affecting or that may adversely affect the capital or capital projections of the Mid-Tier Holding Company within five (5) days after such event.

(e) Within sixty (60) days of the close of each quarter, beginning with the quarter ending December 31, 2009, the Mid-Tier Holding Company shall submit to the Board and the Regional Director a written report that compares projected operating results contained within the Capital

Plan to actual results (Capital Plan Variance Report). The Board's review of the Capital Plan Variance Report and assessment of the Mid-Tier

Holding Company's compliance with the Capital Plan shall be fully documented in the appropriate Board meeting minutes.

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Dividends and other Capital Distributions.

3. Effective immediately, the Mid-Tier Holding Company shall not declare, make, or pay any cash dividends or other capital distributions or purchase,

repurchase or redeem or commit to purchase, repurchase, or redeem any Mid-Tier Holding Company equity stock without the prior written non-objection of the Regional Director. The Mid-Tier Holding Company shall submit its written request for non-objection to the Regional Director at least forty-five (45)

days prior to the anticipated date of the proposed dividend, capital distribution, or stock transaction. The written request for such notice of non-objection shall: (a) contain current and pro forma projections regarding the Mid-Tier Holding Company's capital and earnings; and (b) address compliance with the

Capital Plan required by Paragraph 2 of this Order.

Debt Restrictions.

4. Effective immediately, the Mid-Tier Holding Company shall not, directly or indirectly, incur, issue, renew, or rollover any debt or commit to do so, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written non-objection from the Regional Director. The

Mid-Tier Holding Company's written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to incurring, issuing,

renewing, rolling over any debt, increasing any current lines of credit, or guaranteeing the debt of any entity. The Mid-Tier Holding Company's written requests for Regional Director non-objection to engage in such debt transactions, at a minimum, shall: (a) describe the purpose of the proposed debt; (b) set forth and analyze the terms of the proposed debt and covenants; (c) analyze the Mid-Tier Holding Company's current cash flow resources available to satisfy such debt repayment; and (d) set forth the anticipated source(s) of repayment of the proposed debt. For purposes of this Paragraph of the Order, the term "debt" includes, but is not limited to, loans,

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bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt. For purposes of this Paragraph of the Order, the term "debt" does not include liabilities incurred in the ordinary course of business to acquire goods and services and that are normally recorded as accounts payable under generally accepted accounting principles.
Directorate and Management Changes.

5. Effective immediately, the Mid-Tier Holding Company shall comply with the prior notification requirements for changes in directors and Senior

Executive Officers' set forth in 12 CFR Part 563, Subpart H.

Severance and Indemnification Payments.

6. Effective immediately, the Mid-Tier Holding Company shall not make any golden parachute payment2 or any prohibited indemnification payment3 unless, with respect to each such payment, the Mid-Tier Holding Company has complied with the requirements of 12 CFR

Part 359 and, as to indemnification payments, 12 C.F.R. §§ 545.121 and 575.11(f).

Employment Contracts and Compensation Arrangements.

7. Effective immediately, the Mid-Tier Holding Company shall not enter into, renew, extend or revise any contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Mid-Tier Holding Company, unless it first provides the Regional
Director with not less than thirty (30) days prior written notice of the proposed transaction. The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed, written description of the
____________________________________
1 The term "Senior Executive Officer" is defined at 12 C.F.R. § 563.555.
2 The term "golden parachute payment" is defined at 12 C.F.R. § 359.1(f).
3 The term "prohibited indemnification payment" is defined at 12 C.F.R. § 359.1(1).

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compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), 575.11(g),
and 12 C.F.R. Part 570-Appendix A.

Affiliate Transactions.

8. Effective immediately, the Mid-Tier Holding Company shall not engage in transactions with any subsidiary or affiliate without the prior written non-objection of the Regional Director, except: (a) exempt transactions under 12 C.F.R. Part 223; and (b) intercompany cost-sharing transactions identified in executed written agreements between the parties. The Mid-Tier Holding Company shall provide thirty (30) days advance written notice to the Regional Director of any proposed affiliate transaction and shall include a full description of the transaction.

Effective Date, Incorporation of Stipulation.

9. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

10. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

11. Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based,

unless otherwise noted.

12. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Order upon written request by the Mid-Tier Holding Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

WaterStone Financial Inc.
Order to Cease and Desist

Submissions and Notices.

13. All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

14. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

             (a)  To the OTS:

    Regional Director
    Office of Thrift Supervision
    One South Wacker Drive, Suite 2000
    Chicago, Illinois 60606
    Facsimile: (312) 917-5001

             (b)  To the Mid-Tier Holding Company:

    Chairman of the Board
    WaterStone Financial Inc.
    11200 West Plank Court
    Wauwatosa, Wisconsin 53226
    Facsimile: (414) 918-0910

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No Violations Authorized.

15.           Nothing in this Order or the Stipulation shall be construed as allowing the Mid-Tier Holding Company, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

         OFFICE OF THRIFT SUPERVISION

By: __________________________________

Daniel T. McKee
                                                                                                                   Regional Director, Central Region

          Date: See Effective Date on page 1

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